                                                                    EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the use of our reserve report dated as of December 31, 2000 and to all references to our firm included in or made a part of the Bellwether Exploration Company's Form S-4, Amendment No. 3, to be filed with the Securities and Exchange Commission on or about April 18, 2001.


                                            /s/  RYDER SCOTT COMPANY, L.P.
                                            ------------------------------------
                                            RYDER SCOTT COMPANY, L.P.


April 18, 2001

Houston, Texas